                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   /X/  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   / /  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                Megacards, Inc.
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


           ---------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:



       ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       ------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:



       ------------------------------------------------------------------------

   5)  Total fee paid:



    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:



       ------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:



       ------------------------------------------------------------------------

   3)  Filing Party:



       ------------------------------------------------------------------------

   4)  Date Filed:



       ------------------------------------------------------------------------

June 3, 1996




DEAR FELLOW SHAREHOLDERS:

            Our Annual Meeting of Shareholders will be held at the offices of Thompson Coburn, One Mercantile Center, St. Louis, Missouri 63101, at
- ---------, local time, on June 21, 1996. The Notice of Annual Meeting, Proxy Statement and Proxy which accompany this letter outline fully matters on which action is expected to be taken at the meeting.

            We hope you will attend the meeting in person. Whether or not you presently contemplate attending, however, we would appreciate your dating, signing and mailing the enclosed Proxy as promptly as possible. A return envelope is enclosed for your convenience. If you attend the meeting, you may revoke your Proxy and vote your shares in person.

                                          Sincerely,



                                          LLOYD R. ABRAMS
                                          President and Chief Executive Officer

June 3, 1996



               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD JUNE 21, 1996



            The Annual Meeting of Shareholders of Megacards, Inc. (the "Company") will be held on Friday, June 21, 1996, at ---------, local time, at the offices of Thompson Coburn, One Mercantile Center, St. Louis, Missouri 63101. The items of business are:

                  1. The election of three (3) directors for a term of one year.

                  2. To consider and vote upon a proposal to amend the Restated Articles of Incorporation of the Company to change the corporate name to "Bentley International, Inc."

                  3. To consider and vote upon a proposal to amend the Restated Articles of Incorporation of the Company to:
                        (i) effect a one-for-six reverse stock split of all of the authorized shares of the Company's Common Stock; and (ii) increase the par value of the Company's Common Stock from, $.03 to $.18 per share.

                  4. Such other matters as may properly come before the meeting.

            These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record at the close of business May 16, 1996, are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,


                                          LLOYD R. ABRAMS
                                          President and Chief Executive Officer

                               PROXY STATEMENT
                                     FOR
                      ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE 21, 1996

                             ------------------


                            GENERAL INFORMATION


            This Proxy Statement is furnished to the shareholders of Megacards, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 21, 1996, for the purposes set forth in the accompanying Notice of Annual Meeting. Any shareholder giving a Proxy may revoke it any time prior to its use. Unless so revoked, all shares represented by proxies in the enclosed form that are properly executed and received in time for the meeting will be voted.

            The complete mailing address of the Company's principal executive offices is 1353 North Warson Road, St. Louis, Missouri 63132. The approximate date on which this Proxy Statement and form of Proxy for the Annual Meeting are first being sent or given to shareholders is June 3, 1996.

            The Company will bear the entire cost of soliciting proxies in the enclosed form. Solicitation will be by mail, and directors and officers of the Company may solicit proxies personally or by telephone or telegraph, but such persons will not be specially compensated therefor. Certain holders of record, such as brokers, custodians and nominees are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in distributing proxy materials to beneficial owners.

            Only shareholders of record at the close of business on May 16, 1996, are entitled to notice of and to vote at the Annual Meeting. As of May 16, 1996, there were 3,375,741 shares of Common Stock, $.03 par value ("Common Stock"), of the Company outstanding, and each share is entitled to one vote on each matter submitted to the shareholders. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered voted for purposes of determining the approval of the shareholders on a particular proposal.

                     ITEM 1.  ELECTION OF DIRECTORS

            One of the purposes of the meeting is to elect three individuals as directors of the Company for one year terms. The Company's Board of Directors has nominated Lloyd R. Abrams, Janet L. Salk and Robert L. Wolfson to be elected as directors. Messrs. Abrams and Wolfson and Ms. Salk currently are serving as directors.

            The persons named in the enclosed Proxy intend to vote, except as directed otherwise in any Proxy, for the election to the Board of Directors of Messrs. Abrams and Wolfson and Ms. Salk. The three nominees receiving the vote of the holders of a majority of the shares entitled to vote and represented in person or by Proxy at the Annual Meeting will be elected. Cumulative voting does not apply in the election of directors.
Votes will be counted by inspectors appointed by the Company, who may be employees of the Company. The Board of Directors recommends a vote "FOR" the election of Lloyd R. Abrams, Robert L. Wolfson and Janet L. Salk as directors.


                       INFORMATION ABOUT DIRECTORS

            The name, age and principal occupation or position with respect to each person who is a director or nominee for director is set forth below:

            Lloyd R. Abrams, age 41, has served as President, Chief Executive Officer and director of the Company since July 1995 and as Chief Financial Officer of the Company since January 1996. Since November 1993 and December 1994 he has served as President of Janco Designs, Inc. ("Janco") and Windsor Art, Inc. ("Windsor"), respectively. For more than three years prior to joining Janco, he was President of Abrams, Rothman & Company, a real estate development firm.

            Janet L. Salk, age 38, has served as a director of the Company since July 1995. Ms. Salk principally has engaged in family, civic and charitable activities for more than the past five years. Ms. Salk is the spouse of Lloyd R. Abrams.

            Robert L. Wolfson, age 77, has served as Chairman of the Board of the Company since October 1991 and prior to such time he served as an unpaid consultant to the Company. Mr. Wolfson has been President of Wolfson Capital Ventures, Ltd., a private investment firm, for more than the past five years.

                      CHANGES IN CONTROL OF THE COMPANY

            Pursuant to an Agreement (the "Agreement"), dated July 17, 1995, the Company issued 2,541,000 shares of its Common Stock registered in the name of Lloyd R. Abrams as Voting Trustee (the "Voting Trustee") under that certain Voting Trust Agreement (the "Voting Trust Agreement"), dated July 17, 1995, in exchange for all of the outstanding capital stock of Windsor Art, Inc. ("Windsor") and Janco Designs, Inc. ("Janco"). In connection with the execution of the Agreement, M. Erwin Bry III, Edward H. Strellow and Andrew S. Wolfson resigned as directors of the Company. Lloyd R. Abrams and Janet L. Salk were appointed to fill the vacancies created by these resignations. Under the Voting Trust Agreement, Lloyd R. Abrams retains voting control over 2,541,000 shares of the Company's Common Stock, representing approximately 74.9% of the Company's outstanding Common Stock.

           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

            The following table sets forth the beneficial ownership of shares of the Company's Common Stock as of May 16, 1996 held by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each person who is a director or nominee for director; and (iii) all the Company's directors and officers as a group. Unless otherwise indicated, all shares are held with sole voting and investment power.

            Name and Address                           Shares Owned<F1>   Percent of Class<F1>
            ----------------                           ----------------   --------------------

Group comprised of Lloyd R.
  Abrams, Richard B. Rothman
  and Leo M. Rodgers (the "Voting Trust Group")
  1353 North Warson Road
  St. Louis, Missouri 63132                              2,541,000<F2>          74.9%

Lloyd R. Abrams as Voting Trustee
  of the Voting Trust, dated July 17, 1995
  1353 North Warson Road
  St. Louis, Missouri 63132                              2,541,000<F2><F3>      74.9

Lloyd R. Abrams
  1353 North Warson Road
  St. Louis, Missouri 63132                              1,524,600<F2><F3>      44.9

Richard B. Rothman
  1353 North Warson Road
  St. Louis, Missouri 63132                                508,200<F4>          15.0

Leo M. Rodgers
  7167 Westmoreland Drive
  St. Louis, Missouri 63130                                508,700<F4>          15.1

Robert L. Wolfson
 14 South Bemiston
 Clayton, Missouri 63105                                    88,166<F5>           2.6

Janet L. Salk
 1353 North Warson Road
  St. Louis, Missouri 63132                                      0                 0

All directors and officers as a group
  (3 persons)                                            2,634,166<F5>          77.9

- ------------------------
<F1>  Each beneficial owner's percentage ownership is based upon 3,375,741 shares of the Company's Common Stock issued and outstanding as of May 16, 1996, and is determined by assuming options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of May 16, 1996 have been exercised.


                                    - 3 -

<F2>  In a Statement on Schedule 13D (the "Schedule 13D") filed with the
      Securities and Exchange Commission (the "SEC") by the Voting
      Trust Group and its members, the Voting Trust Group has reported that 2,541,000 shares of the Company's Common Stock were issued to the Voting Trustee under the Voting Trust Agreement. Under the Voting Trust Agreement, Mr. Abrams retains voting power over shares of the Company's Common Stock deposited therein.

<F3>  In the Schedule 13D, Mr. Abrams reported that, shares of the Company's
      Common Stock attributed to Mr. Abrams are beneficially owned by Mr. Abrams as trustee of each of The Abrams Family Trust, The
      Stacey Kevin and Meredith Trust dated 12/1/91 and The Janet L.
      Salk Children's Trust in the amounts of 1,016,400 shares, 254,100 shares and 254,100 shares, respectively. Mr. Abrams has sole investment power over all such shares of the Company's
      Common Stock.

<F4>  In the Voting Trust Schedule 13D, Mr. Rothman and Mr. Rodgers have reported that, shares of the Company's Common Stock issued pursuant to the Agreement that are attributable to Mr. Rothman and Mr. Rodgers were issued in the name of the Voting Trustee. Under the Voting Trust Agreement, the Voting Trustee retains voting power of shares of the Company's Common Stock deposited therein. Mr. Rothman and Mr. Rodgers retain investment power with regard to the number of shares of the Company's Common
      Stock attributed to each of them.

<F5>  Includes 40,000 shares of the Company's Common Stock issuable upon exercise of stock options.

                   BOARD OF DIRECTORS AND COMMITTEES

      During 1995, there were five meetings of the Board of Directors. No director attended fewer than 75% of the aggregate of: (i) the total number of 1995 board meetings; and (ii) the total number of meetings held by all committees of the board on which he or she served.

      No standing committees of the Board of Directors have been constituted by the Board. The Company expects that Audit and Stock Option Committees will be constituted at an appropriate time in the future.

                              DIRECTORS' FEES

      Directors who also are officers or consultants of the Company are not specifically compensated for their service as directors.

      The Company entered into a Consulting Agreement (the "Consulting Agreement") with Robert L. Wolfson, Chairman of the Board of the Company, pursuant to which Robert L. Wolfson has agreed to furnish financial and business consulting services to the Company. Under the Consulting Agreement, Mr. Wolfson originally was entitled to receive $4,500 per month during the term of the Consulting Agreement. Effective as of November 1, 1992, such amount was reduced to $4,050 per month by mutual agreement between Mr. Wolfson and the Company. The Consulting Agreement was terminated in July 1995. Mr. Wolfson also has been granted a non-incentive stock option to purchase 40,000 shares of Common Stock under the Plan at a price of $1.00 per share exercisable during a ten-year period.

                   COMPENSATION COMMITTEE INTERLOCKS
                     AND INSIDER PARTICIPATION

      The Company's executive compensation program is administered under the direction of the Board of Directors. Mr. Abrams is a member of the Board of Directors and serves as an executive officer of the Company.

      Until April 29, 1996, the Company had leased its Erie, Pennsylvania production facility pursuant to a Project Sublease, dated as of February 4, 1991 (the "Sublease"), with Alnick Realty Co. ("Alnick"). Mr. Wolfson is a principal shareholder of Alnick. The Sublease is for a minimum term expiring January 1, 2006. The Sublease originally provided for a base rental of $375,000 per year, subject to increase under certain circumstances based upon the minimum employment level requirements specified in Alnick's industrial development loan. The Company also was obligated under the Sublease to pay Alnick additional rent equal to the amount of ad valorem taxes which would be payable on the property if it were subject to such taxes and to pay all real estate taxes and insurance on the property. Subsequent to the Business Combination, Alnick agreed to reduce the rent payments payable under the Sublease to an amount equal to the sum of: (i) the debt payments to be made by Alnick on the underlying debt attributable to the property; and (ii) all out-of-pocket tax liability, incurred by the Alnick shareholders as a result of rent payments by the Company in view of Alnick's status as an S Corporation for income tax purposes. Additionally, Alnick agreed to waive all accrued but unpaid rents (aggregating $250,000) which accrued prior to July 17, 1995. On April 29, 1996, the Company purchased the outstanding shares of Alnick's capital stock for $85,000, sold Alnick's and its interest in the Erie, Pennsylvania production facility and terminated its obligations under the Sublease.

      During 1995, the Company paid $142,844 in exchange for consulting and management services from entities which are owned or partially owned by certain shareholders of the Company. The Company and its subsidiaries have entered into agreements to borrow money from certain principal shareholders subject to notes in the aggregate amount of $1,350,000 which bear interest at prime plus 2% (10.5% at December 31, 1995) with principal due on July 17, 1997. Interest expense on these secured notes was $143,861 in 1995.

                COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation of the named executives of the Company for each of the last three years:

                                          SUMMARY COMPENSATION TABLE

                                                   ANNUAL                 LONG TERM
                                                COMPENSATION             COMPENSATION
                                                ------------             ------------            ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR         SALARY $        OPTIONS/SARS         COMPENSATION<F2>
- ---------------------------                 ----         --------        ------------         ----------------
Lloyd R. Abrams, <F1>                       1995         $  85,095            0/0                $      0
President and Chief Executive               1994                 0            0/0                       0
Officer                                     1993                 0            0/0                       0

Stephan R. Juskewycz, <F3>                  1995           157,644            0/0                      50
President and Chief Executive               1994           180,000            0/0                     482
Officer                                     1993           180,051            0/0                     482

- ---------------------
<F1>  Mr. Abrams became an executive officer of the Company in July 1995.

<F2>  The totals set forth in this column represent premiums paid by the
      Company on life insurance policies for the named executive officer.

<F3>  In July 1995, Mr. Abrams replaced Mr. Juskewycz as President and Chief
      Executive Officer of the Company. Mr. Juskewycz's employment with the Company terminated as of September 1995.

 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year, all Section 16(a) filings applicable to its officers, directors and greater than ten percent beneficial owners relating to changes in ownership of Common Stock in 1995 were met.

       ITEM 2. PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME TO "BENTLEY INTERNATIONAL, INC."

            The Board of Directors of Megacards, Inc. has approved the following resolution, subject to the approval of the shareholders of the Company by the requisite vote at the 1996 Annual Meeting:

                  RESOLVED, Article One of the Restated Articles of
            Incorporation of Megacards, Inc. (the "Corporation") be amended in its entirety to read as follows:

                                 ARTICLE ONE
                                 -----------

                  The name of the Corporation is Bentley International, Inc.

                  FURTHER RESOLVED, that the President and Chief Executive
            Officer of the Corporation shall be authorized to execute the Certificate of Amendment to the Corporation's Restated Articles of Incorporation setting forth the amendment authorized in the preceding resolution and to file the same with the Secretary of State of the State of Missouri.

            The Board of Directors believes that the change of the corporate name will better reflect the recent broadening of the scope of businesses of the Company, pursuant to the July 1995 acquisition of Windsor and Janco.
The Board feels that the change of the corporate name to "Bentley International, Inc." signals the intention to expand the scope of its sports-related businesses into new markets, as well as managing the businesses of Janco and Windsor so that they become leading manufacturers and importers of home furnishings. Moreover, the Board anticipates that it may continue to expand the Company's businesses through strategic combinations with other participants in the home furnishing business.

            If the proposed amendment to the Company's Restated Articles of Incorporation is approved by the requisite vote of shareholders at the 1996 Annual Meeting, such amendment will become effective when the Certificate of Amendment to the Company's Restated Articles of Incorporation is filed with the Secretary of State of the State of Missouri (which is expected to occur promptly after the Annual Meeting).

            The Board of Directors has unanimously approved the proposed amendment to the Company's Restated Articles of Incorporation to change the corporate name. The affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock will be necessary for the approval of the proposal. Mr. Abrams has advised the Company's Board of Directors of his intention to vote all of the shares of the Company's Common Stock controlled by him FOR the proposed amendment, which vote would result in the approval of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES
OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "BENTLEY
INTERNATIONAL, INC."

  ITEM 3. PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY EFFECTING A REVERSE STOCK SPLIT AND
               AN INCREASE IN PAR VALUE OF COMMON STOCK


SUMMARY OF THE REVERSE STOCK SPLIT

            The Board of Directors of the Company has unanimously adopted resolutions to approve, and submit to the shareholders of the Company for approval, proposed amendments to the Company's Restated Articles of Incorporation (the "Amendment") to: (i) effect a one-for-six reverse stock split of the presently issued and outstanding shares of the Company's Common Stock and (ii) increase the par value of the Company's Common Stock from $.03 to $.18 per share (the reverse stock split and the increase in par value are hereinafter referred to collectively as the "Reverse Stock Split"). The principal effect of the Reverse Stock Split will be to reduce the number of issued and outstanding shares of Common Stock from 3,375,741 to approximately 562,624. The Reverse Stock Split will not change the number of authorized shares of Common Stock or change the number of authorized shares or par value of the Company's preferred stock, $.01 par value (the "Preferred Stock"), of which no shares have been issued.

            If the Reverse Stock Split is approved by the affirmative vote of the holders of a majority of the Company's Common Stock, upon filing of the Amendment with the Missouri Secretary of State the Reverse Stock Split will be effective, shares of Common Stock owned by a shareholder immediately prior to the Reverse Split (the "Old Shares") will be deemed to be automatically converted without any action on the part of the shareholder into the number of shares of Common Stock equal to the number of Old Shares divided by six (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each shareholder whose Old Shares are not evenly divisible by six will receive one additional New Share for the fractional New Share that such shareholder would be otherwise entitled to receive as a result of the Reverse Stock Split.

            The complete text of the Amendment effecting the Reverse Stock Split is set forth as Appendix A to this Proxy Statement. For approval, the Amendment must receive the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. The members of the Company's Board of Directors, who hold in the aggregate approximately 77.9% of the Company's Common Stock, have advised the Company that they intend to vote to approve the Reverse Stock Split. Accordingly, the Company anticipates that the Reverse Stock Split will be approved.

REASONS FOR THE REVERSE STOCK SPLIT

            The Board of Directors, after considering the effects of the relatively low current price per share of the Company's Common Stock, believes that the Reverse Stock Split is advisable and in the best interests of the Company and its shareholders. The reduction in the number of issued and outstanding shares of the Common Stock caused by the Reverse Stock Split is expected to increase the market price of the Common Stock, thereby reducing the negative attributes traditionally associated with a low per share market price. The Board of Directors anticipates that the higher share price expected to result from the Reverse Stock Split will enhance the Company's ability to comply with the maintenance criteria established by the National Association of Securities Dealers, Inc. for continued listing of the Common Stock on the Nasdaq SmallCap Market.

            A low per share market price often adversely effects the marketability of a stock. Certain institutional investors have internal policies preventing the purchase of low-priced stocks, and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, certain brokerage houses have adopted time-consuming practices and procedures which act to discourage individual brokers from dealing in low-priced stocks because such practices and procedures make the handling of low-priced stocks economically unattractive. A low stock price also has the effect of increasing the amount and percentage of transaction costs paid by individual investors. Because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a low stock price can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case with stock with a higher share price. The Board of Directors believes that the expected increase in share price of the Common Stock resulting from the Reverse Stock Split should reduce the effect of these negative attributes traditionally associated with a low per share price, thereby enhancing the acceptability of the Common Stock with the financial community and investing public and resulting in a broader market for the Common Stock than currently exists.

            There can be no assurance that the Reverse Stock Split will increase the current market price per share, or that any increase in market price of the Common Stock after the Reverse Stock Split can be maintained. The Reverse Stock Split could result in an increase in market price for Common Stock which is proportionately less than the decrease in the number of shares outstanding. Additionally, there can no assurances that any of the effects described above will be achieved.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

            The Reverse Stock Split will be effected by means of filing the Amendment with the Missouri Secretary of State. If the Amendment is approved by the requisite vote of the shareholders, upon the filing of the Amendment with the Missouri Secretary of State each certificate representing Old Shares will be deemed automatically without any action on part of the shareholders to represent the number of New Shares into which such Old Shares have been reclassified and changed pursuant to the Reverse Stock Split.

            The principal effects of the Amendment are to reduce the number of issued and outstanding shares of Common Stock and to increase the par value of the Common Stock from $.03 to $.18 per share. The Company has authorized capital stock of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The number of shares of authorized capital stock will not be changed by reason of the Reverse Stock Split. As of May 16, 1996, the number of issued and outstanding Old Shares was 3,375,741 shares and there were no shares of Preferred Stock issued and outstanding. Based upon the Company's best estimates, the aggregate number of New Shares that will be issued and outstanding following the Reverse Stock Split will be approximately 565,000.

            As of May 16, 1996, under the Megacards, Inc. Stock Option Plan (the "Plan") there were outstanding options to purchase an aggregate of 55,917 shares of Common Stock at an exercise price of $2.00 per share and options to purchase 40,000 shares at $1.00 per share. In addition, an aggregate of 20,750 shares remain available for grant pursuant to the Plan.
The Plan provides that in the event of a change in capitalization, such as a reverse stock split, the number of shares covered by each outstanding option and the purchase price under each option shall be adjusted so as to maintain the optionee's proportionate interest as before the Reverse Stock Split. Additionally, the Plan provides that the total shares subject to options to be issued under the Plan will be appropriately adjusted. If the Reverse
Stock Split is approved, the number of shares of Common Stock issuable upon the exercise of outstanding options and the number of shares available for grant under the Plan will be adjusted to 19,445 and 3,459, respectively, and the exercise prices of outstanding options will be adjusted to $12.00 per share or $6.00 per share, as the case may be.


            In connection with its October 1991 initial public offering, the Company issued to the underwriter a Warrant to purchase 27,333 shares of Common Stock at an exercise price of $18.75. Pursuant to a letter agreement dated July 17, 1995, the Company reduced the exercise price such Warrant to $2.00 per share. As a result of the Reverse Stock Split, the number of shares issuable upon exercise of such Warrant and the exercise price per share will be adjusted to 4,556 and $12.00, respectively.

            The following table sets forth the effects of the Reverse Split on the Company's Common Stock and certain financial data:

                                                                  March 31, 1996
                                                                  --------------
                                                                                  As Adjusted for
                                                         Actual                Reverse Stock Split<F*>
                                                         ------                -----------------------

Common Stock:

Authorized                                              10,000,000                   10,000,000
Issued and outstanding                                   3,375,741                          562
Available for issuance                                   6,624,259                    9,437,376
Par value per common share                                    $.03                         $.18

Other Effects of
 the Reverse Stock Split:

Stated capital                                         $   101,272                  $   101,272
Additional paid-in capital                               1,905,297                    1,905,297
Accumulated deficit                                     (1,644,288)                  (1,644,288)
Total shareholders' equity                                 362,281                      362,281
Net loss per common share
 (for the three months ended March 31, 1996)                ($0.24)                      ($1.44)

- ----------
<F*> Subject to further adjustments due to the settlement of fractional shares, which adjustments are not expected to be material.

            If approved, the Reverse Stock Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

            Shareholders have no right under Missouri law or the Company's Restated Articles of Incorporation or By-Laws to dissent from the Reverse Stock Split.

            The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Company expects that the proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

EXCHANGE OF STOCK CERTIFICATES

            If shareholders of the Company approve the Reverse Stock Split, upon the filing of the Amendment each certificate representing Old Shares will be deemed automatically without any action on part of the shareholders to represent the number of New Shares into which such Old Shares have been reclassified and changed pursuant to the Reverse Stock Split. In order to receive stock certificates representing New Shares, shareholders will be required to submit their stock certificates representing Old Shares to North American Transfer Co., 147 West Merrick Road, Freeport, New York 11520, the Company's exchange agent for the Reverse Stock Split (the "Exchange Agent"). As soon as is practicable after the effective date of the Reverse Stock Split, the Company will forward a letter of transmittal to each holder of record of Old Shares outstanding on the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions for the surrender of certificates representing Old Shares to the Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Stock Split.

            Shareholders should not submit any certificates until requested to do so. No certificate(s) for New Shares will be issued to a shareholder until he has surrendered to the Exchange Agent his outstanding certificate(s) for Old Shares together with a properly completed and executed letter of transmittal.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

            The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date hereof. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

            The receipt of New Shares for Old Shares will not result in recognition of gain or loss by a shareholder. The holding period of the New Shares will include a shareholder's holding period for the Old Shares in respect of which the New Shares are received, provided that the Old Shares were held as a capital asset. The adjusted basis of the New Shares will be the same as the adjusted basis of the Old Shares in respect of which the New Shares are received. The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

RECOMMENDATION AND VOTE

            The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting is required to approve the Amendment. The members of the Board of Directors, who have the right to vote in the aggregate approximately 77.9% of the outstanding shares of Common Stock, have advised the Company that they intend to vote "FOR" the proposal and, as a result of which, it is anticipated that the Amendment and the Reverse Stock Split will be approved at the Special Meeting. The Board of Directors of the Company has carefully considered the Reverse Stock Split and recommends a vote "FOR" the proposal to approve the Reverse Stock Split which is included as Item 3 on the accompanying proxy card. Unless directed otherwise, the persons named in the accompanying proxy will vote the shares represented thereby "FOR" the proposal to approve the Reverse Stock Split



                         APPOINTMENT OF AUDITORS

            Deloitte & Touche, L.L.P. served as the Company's independent public accountants for 1995 and has been selected by the Board of Directors to continue in such capacity during 1996. The Board of Directors anticipates that representatives of Deloitte & Touche, L.L.P. will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so. Representatives of such firm also will be available to respond to appropriate questions from shareholders.

            The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the type of non-audit services, if any, and estimated fees.


                          SHAREHOLDER PROPOSALS

            All proposals of shareholders, including nominations of directors, intended to be presented at the 1996 Annual Meeting of Shareholders, must be received at Megacards, Inc., 1353 North Warson Road, St. Louis, Missouri 63132 by February 21, 1996, in order to be eligible for inclusion in the Company's Proxy Statement and Proxy for the 1997 Annual Meeting of Shareholders.


                         DISCRETIONARY AUTHORITY

            The Board of Directors does not intend to present at the Annual Meeting any business other than that referred to in the accompanying Notice of Annual Meeting. It was not aware, a reasonable time before this solicitation of proxies, of any matters which may be properly presented for action at the meeting. If any other matters should properly come before the meeting the persons named in the enclosed form of Proxy will have discretionary authority to vote the proxies in accordance with their discretion and judgment in the best interests of the Company.

            Although the Board of Directors does not contemplate that any nominee for director named above will be unavailable for election, in the event a vacancy in the slate of nominees is occasioned by death or some other unexpected occurrence, it is intended that shares represented by proxies in the enclosed form will be voted for the election of a nominee selected by the Board of Directors.


                                          LLOYD R. ABRAMS
                                          President and Chief Executive Officer


June 3, 1996

                               [Form of Proxy]

                                   [Front]
                               MEGACARDS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Lloyd R. Abrams and [Kathy Siegel], and either of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the 1996 Annual Meeting of Shareholders of Megacards, Inc. to be held at the offices of Thompson Coburn, One Mercantile Center, St. Louis, Missouri 63101, on Friday, June 21, 1996, at 10:00 A.M. local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS

   / /  FOR all nominees listed below         / /  WITHHOLD AUTHORITY
        (except as written to the contrary         to vote for nominees as
        below)                                     listed below

                     LLOYD R. ABRAMS, ROBERT L. WOLFSON
                              and JANET L. SALK

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


- -------------------------------------------------------------------------------
                                     [Reverse]

2. TO AMEND THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE THE CORPORATE NAME TO "BENTLEY INTERNATIONAL, INC."

   / /  FOR            / /  WITHHOLD AUTHORITY         / /  ABSTAIN

3. TO AMEND THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO: (I) EFFECT A ONE-FOR-SIX REVERSE STOCK SPLIT OF ALL OF THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK; AND (II) INCREASE THE PAR VALUE OF THE COMPANY'S COMMON STOCK FROM $.03 TO $.18 PER SHARE.

   / /  FOR            / /  WITHHOLD AUTHORITY           / /  ABSTAIN

4. IN THEIR DISCRETION UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

Dated this ----- day of ----------------------------, 1996.

      PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.



                                       ----------------------------------------

                                       ----------------------------------------
                                                       Signature
                                       Please date and sign in the exact name
                                       in which you own the  Company's Common
                                       Stock.  Executors, administrators,
                                       trustees and others acting in a
                                       representative or fiduciary capacity
                                       should so indicate when signing.